HRBeauty LLC Consolidated Financial Statements June 30, 2025

TABLE OF CONTENTS Page No. Independent Accountant's Review Report 1 Consolidated Balance Sheet 2 Consolidated Statement of Income 3 Consolidated Statement of Changes in Members' Equity 4 Consolidated Statement of Cash Flows 5 Notes to Consolidated Financial Statements 6 - 20

INDEPENDENT ACCOUNTANT'S REVIEW REPORT Board of Directors HRBeauty LLC We have reviewed the accompanying consolidated financial statements of HRBeauty LLC (a Delaware limited liability company) (the ''Company''), which comprise the consolidated balance sheet as of June 30, 2025, and the related consolidated statements of income, changes in members' equity, and cash flows for the six months then ended, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement whether due to fraud or error. Accountant's Responsibility Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion. We are required to be independent of HRBeauty LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review. Accountant's Conclusion Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America. Woodland Hills, California October 10, 2025 1

HRBeauty LLC Consolidated Balance Sheet June 30, 2025 ASSETS Current assets Cash and cash equivalents $ 25,569,903 Accounts receivable 839,031 Inventory 39,556,615 Prepaid expenses 3,967,605 Total current assets 69,933,154 Property and equipment, net 808,251 Operating lease right-of-use assets 1,430,789 Intangible assets, net 2,063,754 Other assets 322,499 Total assets $ 74,558,447 LIABILITIES AND MEMBERS' EQUITY Current liabilities Accounts payable $ 20,808,469 Accrued expenses 4,802,223 Other current liabilities 500,000 Deferred revenue 287,132 Current portion of operating lease liabilities 790,782 Total current liabilities 27,188,606 Operating lease liabilities, net of current portion 825,665 Total liabilities 28,014,271 Members' equity 46,544,176 Total liabilities and members' equity $ 74,558,447 See accompanying notes and independent accountant's review report. 2

HRBeauty LLC Consolidated Statement of Income For the Six Months Ended June 30, 2025 Sales, net $ 102,765,319 Cost of goods sold 38,712,617 Gross profit 64,052,702 Operating expenses Marketing 13,755,549 General and administrative 14,978,667 Total operating expenses 28,734,216 Income from operations 35,318,486 Other income (expense) Interest income 748,804 Other expenses (281,675) Total other income, net 467,129 Income before provision for state income taxes 35,785,615 Provision for state income taxes 291,089 Net income $ 35,494,526 See accompanying notes and independent accountant's review report. 3

HRBeauty LLC Consolidated Statement of Changes in Members' Equity For the Six Months Ended June 30, 2025 Balance, December 31, 2024 $ 53,609,246 Equity-based compensation 865,535 Distributions (43,425,131) Net income 35,494,526 Balance, June 30, 2025 $ 46,544,176 See accompanying notes and independent accountant's review report. 4

HRBeauty LLC Consolidated Statement of Cash Flows For the Six Months Ended June 30, 2025 Cash flows from operating activities Net income $ 35,494,526 Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization 175,435 Amortization of debt issuance costs 29,433 Loss on disposal of property and equipment 70,037 Reduction in carrying amount of operating lease right-of-use assets 224,879 Equity-based compensation 865,535 Changes in operating assets and liabilities Accounts receivable (596,911) Inventory (23,742,432) Prepaid expenses (2,640,255) Other assets (75,813) Accounts payable 2,489,478 Accrued expenses (1,814,521) Deferred revenue (221,583) Other current liabilities 500,000 Operating lease liabilities (255,975) Net cash provided by operating activities 10,501,833 Cash flows from investing activities Purchases of property and equipment (94,537) Purchases of intangible assets (262,420) Net cash used in investing activities (356,957) Cash flows from financing activities Distributions (43,425,131) Net cash used in financing activities (43,425,131) Net decrease in cash and cash equivalents (33,280,255) Cash and cash equivalents, beginning of period 58,850,158 Cash and cash equivalents, end of period $ 25,569,903 Supplemental disclosure of cash flow information Cash paid during the year for state income taxes $ 291,089 Supplemental schedule of noncash investing and financing activities Operating lease right-of-use asset obtained in exchange for operating lease liability $ 418,639 See accompanying notes and independent accountant's review report. 5

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 1. NATURE OF OPERATIONS HRBeauty LLC ("HRB") was formed in the State of Delaware in March 2021. HRB designs, markets, and sells a line of curated skincare essentials under the Rhode Skin brand through its website by marketing directly to consumers in the United States and internationally. HRB is headquartered in Beverly Hills, California. HRBeauty Team LLC ("HRBT"), controlled by HRB, was formed in the State of Delaware in November 2021 solely to administer the 2021 Equity Incentive Plan of HRB (see Note 9). HRBT functions as a non-operating entity, focusing exclusively on managing unit awards under this plan. 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of accounting and financial statement presentation The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Principles of consolidation The accompanying consolidated financial statements include the accounts of HRBeauty LLC and its majority owned and controlled subsidiary, HRBeauty Team LLC, (collectively, the "Company"). All intercompany accounts and transactions are eliminated in consolidation. Use of estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Concentration of credit risk Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents in quality institutions. The Company offers a diversity of products over a broad geographic base and is not dependent on any single customer or geographic area. One customer accounted for 100% of accounts receivable as of June 30, 2025. Four vendors accounted for approximately 54% of accounts payable as of June 30, 2025. 6

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Cash and cash equivalents The Company routinely holds deposits in excess of the Federal Deposit Insurance Corporation ("FDIC") limits at financial institutions. At times, cash balances may exceed FDIC limits. The Company believes its credit risk is not significant. The Company considers all highly liquid financial instruments with original maturities of three months or less to be classified as cash equivalents. As of June 30, 2025, the Company held $16,851,164 in money market funds, which are classified as cash equivalents and included in cash and cash equivalents on the accompanying consolidated balance sheet. Accounts receivable The Company recognizes an allowance for credit losses on accounts receivable in an amount equal to the current expected credit losses. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging, and management's assessment of current conditions and reasonable and supportable expectations of future economic conditions. The Company assesses collectability by pooling receivables where similar characteristics exist based on how long a receivable balance has been outstanding. The expense associated with the allowance for expected credit losses is recognized under general and administrative expenses. As of June 30, 2025, the Company has not recorded an allowance for credit losses as accounts receivable are generally considered collectible and any potential losses are not considered material. Prepaid expenses Prepaid expenses primarily consist of prepaid marketing, prepaid insurance, prepaid rent, and prepaid inventory. Prepaid marketing costs include advance payments for media buys, influencer campaigns, and other promotional activities, which are expensed either when the advertisement is first run or over the period of expected benefit if the costs are associated with a defined campaign term. Prepaid insurance expenses are amortized over the coverage period of the respective policies. Prepaid inventory is reclassified to inventory as goods are received. Other prepaid expenses may include advance payments to vendors for goods and services, which are expensed when the associated goods are delivered or services are performed. Inventory Inventory consists of raw materials, finished goods, and packaging supplies. It is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out ("FIFO") method. 7

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Property and equipment, net Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over the following estimated useful lives: Computer equipment 3 years Machinery and equipment 7 years Furniture and fixtures 7 years Leasehold improvements Lesser of useful life or lease term Normal repairs and maintenance are expensed as incurred, whereas significant charges that materially increase values or extend useful lives are capitalized and depreciated over the estimated useful lives of the related assets. When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is included in the accompanying consolidated statement of income. Intangible assets, net Intangible assets, including trademarks, internal-use software, and domain names, are stated at cost less accumulated amortization and any impairment losses. Trademarks, which are assessed to have an indefinite life, are not subject to amortization but are evaluated annually for impairment, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The Company capitalizes direct and incremental internal and external costs incurred during the application development stage of internal-use software. Costs incurred during the preliminary project stage and post-implementation activities are expensed as incurred. Capitalized internal-use software costs are amortized using the straight-line method over a useful life of three years, beginning when the software is ready for its intended use. Domain names are amortized using the straight-line method over their estimated useful lives. During the six months ended June 30, 2025, the Company revised the estimated useful life of its domain names from 15 years to 1 year based on changes in expected use. The change in estimate was applied prospectively and did not have a material effect on the Company's consolidated financial statements. 8

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Impairment of long-lived assets The Company reviews long-lived tangible and intangible assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. If such review indicates that the carrying amount of long-lived assets is not recoverable, then the carrying amount is reduced to fair value. In addition to the recoverability assessment, the Company routinely reviews the remaining estimated lives of its long-lived assets. Any reduction in the useful life assumption will result in increased depreciation and amortization expense in the period when such determination is made, as well as in subsequent periods. For the six months ended June 30, 2025, the Company determined that no impairment of long-lived tangible and intangible assets was required, and accordingly, no impairment losses have been recorded. Revenue recognition Revenue from contracts with customers is recognized using the following five steps: a) Identify the contract(s) with a customer b) Identify the performance obligations in the contract c) Determine the transaction price d) Allocate the transaction price to the performance obligations in the contract e) Recognize revenue when (or as) the entity satisfies a performance obligation A contract contains a promise (or promises) to transfer goods to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods. Revenue is recognized when the Company satisfies each performance obligation by transferring control of the promised goods to the customer. Goods are transferred at a point in time. The Company's revenue is from direct-to-consumer sales and wholesale sales to retailers. Revenue is recognized upon shipment, reflecting the transfer of control, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods. The Company recognizes revenue from sales when performance obligations under the terms of a contract with the customer are satisfied; generally, this occurs with the transfer of control of the goods to customers at the time products are shipped. The Company recognizes a provision for sales returns based on historical return data and current market conditions. This provision is accounted for as a reduction to revenue at the point of sale to reflect the net revenues expected to be realized. 9

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Revenue recognition (continued) Revenue from direct-to-consumer sales is presented net of estimated returns. Shipping and handling activities are accounted for as costs to fulfill the contract. Amounts charged to customers for shipping are included in the transaction price and recorded as revenue, with the related shipping and handling costs recorded in cost of goods sold. The Company typically provides refunds for merchandise returned within 30 days of receipt. The Company requires payment in advance for all direct-to-consumer sales. Revenue from wholesale sales to retailers is presented net of estimated returns. Provisions for variable consideration, including rebates, sales incentives, trade promotions, product returns, and discounts, are recorded as a reduction of revenue in the same period the related sales are recognized. Promotional programs, such as slotting fees, product listing allowances, and cooperative advertising, are recognized in the same period as the related sales. Payment terms for wholesale customers are established by individual agreements and generally range from 30 to 60 days from shipment. Payments received before the goods are shipped are recorded as deferred revenue. This deferred revenue is recognized as revenue upon the shipment of goods, aligning with the point at which control transfers to the customer and the Company's performance obligations are satisfied. The following table sets forth a summary of changes in deferred revenue for the six months ended June 30, 2025: Balance, beginning of period $ 508,715 Consideration received in advance 101,704,753 Revenue recognized (101,926,336) Balance, end of period $ 287,132 Income taxes The Company is a limited liability company that has elected to be taxed as a partnership under the Internal Revenue Code. Under those provisions, the Company does not pay federal taxes on its taxable income. Instead, the members report their respective share of the Company's taxable income. The Company is subject to various state income or gross-receipts based taxes in states which the Company has established nexus. 10

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Income taxes (continued) U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain tax position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. There were no uncertain tax positions for the six months ended June 30, 2025. Sales taxes The Company files sales tax returns in all required jurisdictions in the United States of America. The Company is required to collect sales taxes and fees from customers on behalf of government agencies and remit the amounts collected to the applicable governmental agencies on a periodic basis. These taxes and fees are legal assessments on the customer, and the Company has a legal obligation to act as a collection agent. Because the Company does not retain these taxes and fees, the Company does not include such amounts in revenue. The Company records a liability when the amounts are collected and relieves the liability when payments are made to the applicable governmental agencies. Cost of goods sold Cost of goods sold includes the costs incurred to acquire materials, assemble, and sell the Company's finished products. Such costs include product costs held at the lower of cost and net realizable value and inclusive of inventory reserves, freight and import costs, outbound shipping and handling expenses, and warehouse labor costs. Shipping and handling costs Shipping and handling costs, included in cost of goods sold in the accompanying consolidated statement of income amounted to $10,645,785 for the six months ended June 30, 2025. Advertising expenses The Company expenses the costs of advertising as incurred. Advertising expenses, including broadcast and digital media, are included in marketing expenses in the accompanying consolidated statement of income, and amounted to $6,618,623 for the six months ended June 30, 2025. 11

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Leases The Company accounts for leases under Accounting Standards Codification ("ASC") Topic 842, Leases ("ASC 842"). Arrangements meeting the definition of a lease under ASC 842 are classified as either operating or financing leases and recorded on the accompanying consolidated balance sheet as both a right-of-use ("ROU") asset and lease liability. The lease liability is measured at the present value of lease payments over the lease term, discounted using the rate implicit in the lease or, if not readily determinable, the risk-free rate as a practical expedient. The ROU asset is adjusted for any initial direct costs, prepayments, and incentives received. For operating leases, the Company recognizes expense on a straight-line basis over the lease term, comprising both the amortization of the ROU asset and interest on the lease liability. Variable lease payments are expensed as incurred. Lease modifications or terminations that do not result in the creation of a new lease are accounted for by remeasuring the lease liability and adjusting the ROU asset accordingly. The Company elected to apply the following practical expedients:  Election to account for lease and non-lease components as a single lease component for all asset classes.  Election to use the risk-free interest rate for the measurement of lease liabilities for all classes of underlying assets.  Election not to record ROU assets and corresponding lease liabilities for short-term leases with a lease term of 12 months or less, but greater than one month. Leases of one month or less are not included in short-term lease costs.  Election to use hindsight in determining the lease term and assessing impairment of ROU assets. Equity-based compensation The Company accounts for equity-based compensation in accordance with ASC 718, Compensation—Stock Compensation ("ASC 718"), recognizing compensation expense for all equity-based awards granted to employees and non-employees based on their grant-date fair value. The Company estimates the fair value of equity-based awards using the most recent independent 409A valuation, which incorporates key assumptions such as expected volatility, expected term, risk-free interest rate, and applicable adjustments for marketability and other relevant factors. The determination of fair value involves management's judgment and inherent uncertainties, as these assumptions represent management's best estimates based on available information at the time of valuation. The Company utilizes the Monte Carlo model in conjunction with the key assumptions to determine the expense. 12

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Equity-based compensation (continued) Compensation expense is recognized ratably over the requisite service period for awards expected to vest. For performance-based awards, expense is recognized when the valuation of the Company exceeds the effective threshold set by the award. Market-based conditions are incorporated into the grant-date fair value and recognized over the service period regardless of actual achievement. The Company accounts for forfeitures as they occur. Subsequent events The Company has evaluated events subsequent to June 30, 2025, in order to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through October 10, 2025, the date the consolidated financial statements were available to be issued. Based upon this evaluation, it was determined no subsequent events occurred that require recognition or additional disclosure in the consolidated financial statements, except as disclosed in Notes 6 and 11. 3. INVENTORY Inventory consisted of the following: Raw materials $ 7,974,638 Finished goods 30,659,253 Packing supplies 922,724 $ 39,556,615 4. PROPERTY AND EQUIPMENT, NET Property and equipment consisted of the following: Computer equipment $ 135,715 Machinery and equipment 567,693 Furniture and fixtures 230,450 Leasehold improvements 200,906 1,134,764 Accumulated depreciation and amortization (326,513) $ 808,251 Depreciation and amortization expense totaled $106,903 for the six months ended June 30, 2025. For the six months ended June 30, 2025, $43,758 of depreciation expense was included in cost of goods sold. Depreciation and amortization expense included in general and administrative expenses totaled $63,145 for the six months ended June 30, 2025. These amounts are included in the accompanying consolidated statement of income. 13

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 5. INTANGIBLE ASSETS, NET Intangible assets consisted of the following: Trademarks $ 1,951,996 Domain names 85,620 Internal-use software 103,350 Accumulated amortization (77,212) 111,758 $ 2,063,754 During the six months ended June 30, 2025, the Company acquired trademarks totaling $185,201, domain names totaling $20,424, and developed internal use software totaling $56,794. Amortization expense totaled $68,532 for the six months ended June 30, 2025. Amortization expense is included in general and administrative expenses in the accompanying consolidated statement of income. Future expected amortization of acquired finite-lived intangible assets is as follows: Year ending December 31, 2025 (excluding the six months ended June 30, 2025) $ 27,437 2026 41,258 2027 34,450 2028 8,613 $ 111,758 6. REVOLVING CREDIT FACILITY In April 2025, the Company entered into a credit agreement with JPMorgan Chase Bank (the "Credit Agreement") that provided for a revolving facility of up to $10,000,000, subject to a borrowing base. As of April 2025, the borrowing base was $7,681,247. The Credit Agreement included financial and reporting covenants, and was secured by substantially all of the Company's assets. The Credit Agreement bore interest at variable rates based on either (a) the greater of 2.5% or the prime rate, plus 2.25%, or (b) the secured overnight financing rate plus 3.35%. The agreement was scheduled to mature in April 2027, but was repaid in full and terminated in August 2025. 14

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 6. REVOLVING CREDIT FACILITY (continued) In connection with the Credit Agreement, the Company incurred deferred financing costs totaling $239,062. Deferred financing costs are being amortized on a straight-line basis over the term of the agreement, which approximates the effective interest method. Amortization expense for the six months ended June 30, 2025, was $29,433 and is included in general and administrative expenses in the accompanying consolidated statement of income. Unamortized deferred financing costs totaled $209,629 as of June 30, 2025, and are included in other assets in the accompanying consolidated balance sheet. As of June 30, 2025, no amounts had been drawn on the revolving facility. 7. LEASES The Company leases office space under a noncancelable operating lease agreement. In May 2025, the lease was amended to expand the leased premises and extend the lease term from May 2027 to June 2027. The amended lease requires monthly base rent of $63,785 with 3% annual rent escalations and includes an option to extend the term for an additional year. The Company has determined that it is not reasonably certain that the renewal option will be exercised. As a result, the optional period is excluded from the operating lease liabilities and right-of-use assets recorded in the accompanying consolidated balance sheet. The Company also leases a product development laboratory under a separate noncancelable operating lease. The lease commenced in November 2024 and includes an initial term of one year with an option to extend the lease for an additional one-year period. The Company has determined that it is reasonably certain to exercise the renewal option. As a result, the full two- year term has been included in the measurement of the lease liability and right-of-use asset. Monthly base rent is $5,000 during the first year of the lease term and $5,500 during the second year. The facility is used primarily for research and development activities. Operating lease right-of-use assets consists of the following: Operating lease right-of-use assets $ 1,430,789 Operating lease liabilities consists of the following: Current portion of operating lease liabilities obligations $ 790,782 Operating lease liabilities, net of current portion 825,665 $ 1,616,447 The weighted-average remaining lease term and discount rate was 1.96 years and 4.35%, respectively, as of June 30, 2025. 15

HRBeauty LLC
Notes to Consolidated Financial Statements
June 30, 2025

7. LEASES (continued)

The maturities of operating lease liabilities are as follows:

Year ending December 31,		
2025 (excluding the six months ended June 30, 2025)	$	417,533
2026		860,901
2027		405,055
		1,683,489
Less: imputed interest		(67,042)
	$	1,616,447

Operating lease cost was $560,274 for the six months ended June 30, 2025. Operating lease cost is included in general and administrative expenses in the consolidated statement of income.

8. MEMBERS' EQUITY

The Company operates under the terms of its Amended and Restated Operating Agreement, dated November 14, 2024 (the "Operating Agreement").

Pursuant to the terms and conditions of the Operating Agreement, members' equity consists of Founder Units, Series Seed-1 Units, Series Seed-2 Units, and Series A Preferred Units.

A summary of the Company's authorized, issued and outstanding units as of June 30, 2025 is as follows:

	Total Contributions	Units Authorized	Units Issued and Outstanding
Founder Units	$ 1,000,000	6,392,556	6,392,556
Series Seed-1 Units	500,000	930,974	930,974
Series Seed-2 Units	1,500,000	1,500,000	1,500,000
Series A Preferred Units	7,000,000	882,371	882,371
	$ 10,000,000	9,705,901	9,705,901

16

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 8. MEMBERS' EQUITY (continued) Board of Managers The Operating Agreement provides for a Board of Managers initially comprised of three members. The Board may be expanded to five members based on the provisions in the Agreement. The Founder Members are entitled to appoint two or three Managers, depending on the Board's size, and OLG, as defined in the Operating Agreement, are entitled to appoint one or two Managers. The Board of Managers governs the actions of the Company, and officers appointed by the Board manage the Company on behalf of the members. The Chairman of the Board, designated by the Founder Members, leads the Board of Managers. Contributions and distributions Members have made initial capital contributions in accordance with the provisions of the Operating Agreement. Members are not obliged to make any additional capital contributions to the Company. Distributions of net cash flow of the Company in the absence of a deemed liquidating event are made to the members pro rata in accordance with their relative percentage interest. Tax distributions shall be made to each member equal to the member's projected tax amount. Distributions of net cash flow of the Company upon the occurrence of a deemed liquidating event are distributed in the following order:  First, to the members holding Founder Units, Series Seed-1 Units, Series Seed-2 Units, until aggregate amount equals to $3,000,000, and in proportion of their capital contribution percentages;  Second, to the members holding Founder Units and Founder Profits Interest Units, in proportion of their respective Founder class percentage interest, until the aggregate amount equals to $5,389,406;  Third, to the members holding Series Seed-1 Units, in proportion of their respective Series Seed-1 class percentage interest, until the aggregate amount equals to $434,124;  Fourth, to the members holding Founder Units and Founder Profits Interest Units, in proportion of their respective Founder class percentage interest, until the aggregate amount equals to $44,299,806;  Fifth, to the members holding Series Seed-1 Units, in proportion of their respective Series Seed-1 class percentage interest, until the aggregate amount equals to $6,476,591;  Sixth, to the members holding Series Seed-2 Units, in proportion of their respective Series Seed-2 class percentage interest, until the aggregate amount equals to $10,400,000; 17

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 8. MEMBERS' EQUITY (continued) Contributions and distributions (continued)  Lastly, to all members pro rata in accordance with their respective percentage interests, except for those holding profit interest units, who do not participate in distributions until they become eligible units. Distribution to eligible units is then made pro rata based on their percentage interests. If the deemed liquidation event coincides with a dissolution event, the proceeds must be distributed within 60 days of the end of the Company's taxable year in which the liquidation occurs. Such distributions shall be in cash or property or partly in both, as determined by the Board of Managers. The Board of Managers may defer the immediate sale of any or all Company property to avoid undue loss to the Members. This discretion allows for the deferral of liquidation to mitigate potential losses. Voting rights The Operating Agreement stipulates that members generally do not possess voting, approval, or consent rights, except as required by law or as explicitly provided in the agreement. Key corporate actions, such as amendments to the governing documents, significant budgetary changes, and alterations in accounting practices, require the written consent of the OLG Members (as defined in the Operating Agreement) as long as they meet the specified Ownership Threshold, as defined. Any actions taken without this required consent are void and without effect. 9. EQUITY INCENTIVE PLAN The Company established the HRBeauty LLC 2021 Equity Incentive Plan (the "Plan"), which enables the service providers of the Company to acquire equity interests. The Plan is administered by the board-appointed committee and have the power and authority to determine all matters and issues relating to the granting of awards under the Plan, including (i) the service provides who shall be granted by the awards; (ii) the time or times when awards shall be granted; (iii) the number of profit interest units subject to each award; (iv) whether an award agreement must be executed by a participant's spouse; and (v) the terms and conditions of any award. In 2024, the Company amended and restated the Plan. Under the amended and restated Plan, the Company may issue up to 2,724,750 profit interest units. 18

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 9. EQUITY INCENTIVE PLAN (continued) Activity of profit interest units outstanding is as follows for the six months ended June 30, 2025: Profit Interest Units Outstanding Balance, January 1, 2025 2,604,939 Granted 34,185 Balance, June 30, 2025 2,639,124 Vested, June 30, 2025 2,104,708 Vested and expected to vest, June 30, 2025 2,639,124 The estimated fair value of profit interest units granted during the six months ended June 30, 2025 was $293,880. The Company recognized equity-based compensation expense of $865,535 for the six months ended June 30, 2025, which is included in general and administrative expenses in the accompanying consolidated statement of income. The assumptions used under the Monte Carlo pricing model and the weighted average calculated value of the profit interest units granted during the six months ended June 30, 2025 are as follows: Expected volatility 61.36% Expected term (in years) 1 Risk-free interest rate 4.16% Weighted average fair value of profit interest units granted $8.60 As of June 30, 2025, the remaining unrecognized compensation expense related to profit interest units was $4,173,420, which is expected to be recognized over a weighted-average remaining service period of 2.63 years. 10. EMPLOYEE BENEFIT PLAN The Company adopted a 401(k) plan (the "401(k) Plan") on January 1, 2025. All full time employees of HRBeauty LLC, are eligible for participation. The Company may make employer matching contributions to all participants of the 401(k) Plan. The Company made contributions of $174,514 for the six months ended June 30, 2025. 19

HRBeauty LLC Notes to Consolidated Financial Statements June 30, 2025 11. ACQUISITION In May 2025, the Company entered into an agreement and plan of merger with e.l.f. Beauty, Inc. ("e.l.f. Beauty"), a publicly traded company listed on the New York Stock Exchange. On August 5, 2025, the transaction pursuant to the agreement and plan of merger between the Company and e.l.f. Beauty was completed, and e.l.f. Beauty acquired the Company. Under the terms of the agreement and plan of merger, e.l.f. Beauty acquired the Company for $800,000,000 at closing, subject to customary adjustments, inclusive of $600,000,000 of cash and $200,000,000 of stock of e.l.f. Beauty, and potential earnout consideration of up to $200,000,000 based on the future growth of the brand over a three-year timeframe. 20